Exhibit 10.3

CONTANGO OIL & GAS COMPANY

RESTRICTED STOCK AWARD AGREEMENT

This Stock Award Agreement (this “Agreement”) is made as of [[GRANTDATE]] (the “Effective Date”), by and between Contango Oil & Gas Company, a Delaware corporation (the “Company” or “MCF”), and [[FIRSTNAME]] [[LASTNAME]] (the “Participant”).  Unless otherwise defined herein, capitalized terms used in this Agreement shall have the same meaning ascribed to them in the Second Amended and Restated 2009 Incentive Compensation Plan, as adopted (as the same may be further amended, restated or otherwise modified from time to time, (the “Plan”)).

WHEREAS, the Participant is an Employee, and the Participant’s continued participation is considered by the Company to be important for the Company’s continued growth; and

WHEREAS, the Board has determined that the Company shall make certain Grants to the Participant under the Plan, in furtherance of the purposes of the Plan of strengthening the desire of Employees to continue their employment with the Company and by securing other benefits for the Company;

WHEREAS, this Agreement shall represent the Grant of a Stock Award (referred to herein as “Restricted Stock” or “Award”);

WHEREAS, the Company desires to confirm the Grants and to set forth the terms and conditions of such Grants, and the Participant desires to accept such Grants and agree to the terms and conditions thereof, as set forth in this Agreement;

NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

Part I: Grant of Time-Based Restricted Stock Award

1)	Grant of Restricted Stock.The Company hereby confirms a Grant, under and pursuant to the Plan, to the Participant as of the Effective Date of [[SHARESGRANTED]] shares of Restricted Stock (the “Restricted Stock”) in consideration for the services which the Participant is to render the Company over the vesting period set forth in Section 2 of this Agreement. The Restricted Stock is subject to all of the terms and conditions set forth in this Agreement and the Plan.
2)	Vesting:Except as set forth in Section 5 below, provided Participant continues to provide continuous service as an employee of the Company, the Restricted Stock will vest as follows:

First anniversary of the date of grant33%

Second anniversary of the date of grant33%

Third anniversary of the date of grant34%

3)	Participant’s Rights. Subject to the terms hereof, the Participant shall have all of the rights of a shareholder with respect to the Restricted Stock while they are held in escrow (or held in book-entry form with the Company’s transfer agent), including without limitation, the right to vote the Company Stock and to receive any cash dividends declared thereon. All cash dividends shall be subject to the same vesting terms as the underlying Restricted Stock to which they relate (as well as forfeiture provisions, if applicable), and shall be paid to the Participant at the same time as the related shares of Restricted Stock are settled in accordance with Section 6 below, but in no event later than thirty (30) days following the vesting date for the related shares of Restricted Stock. For purposes of clarity, if Restricted Stock is forfeited by the Participant, then the Participant shall also forfeit the dividends accrued with respect to such Restricted Stock.
4)	Restrictions; Forfeiture. The Restricted Stock are restricted in that they may not be sold, transferred or otherwise alienated or hypothecated until these restrictions are removed or expire as contemplated within this Agreement. The Restricted Stock are also restricted in the sense that they may be forfeited to the Company. Participant hereby agrees that if the Restricted Stock are forfeited pursuant to this Agreement the Company shall have the right to deliver the Restricted Stock to the Company’s transfer agent for, at the Company’s election, cancellation or transfer to the Company.
5)	Separation from Service.
a)	For Cause or Voluntary Termination. In the event Participant’s employment is terminated by the Company for Cause or by the Participant’s voluntary resignation for any reason, the Participant shall forfeit any or all of the shares of the Restricted Stock which have not vested, and the Participant shall have no further rights with respect to the Award. For purposes hereof, “Cause” means (i) if Participant is a party to an employment or service agreement or employment policy manual with the Company or its affiliates and such agreement or policy manual provides for a definition of Cause, the definition of Cause as set forth therein, and (ii) if Participant is not party to an agreement or policy described in clause (i), (A) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an affiliate, (B) conduct tending to bring the Company or an affiliate into substantial public disgrace, or disrepute, or (C) gross negligence or willful misconduct with respect to the Company or an affiliate. The Plan administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.
b)	Without Cause. In the event Participant’s employment is terminated by the Company without Cause and not within the Protection Period (defined below), for purposes of determining vesting under this Section 5(b), vesting of Participant’s Restricted Stock shall be pro-rata accelerated and a portion of the shares of Restricted Stock subject to this agreement shall become immediately vested, with pro-rata acceleration calculated by multiplying the number of outstanding shares of Restricted Stock by a fraction, the numerator of which will be the number of full calendar months during the applicable vesting period that Participant was actively employed by the Company, plus one, and the denominator of which is the number of full calendar months within the applicable vesting period. Upon a termination of employment by the Company without Cause and not within the Protection Period, the Participant shall forfeit any or all of the shares of the Restricted Stock which have not vested after taking into account the vesting acceleration described in this paragraph, and the Participant shall have no further rights with respect to the Award.

In the event Participant’s employment is terminated by the Company without Cause during the Protection Period (defined below), vesting shall be accelerated and the shares of Restricted Stock subject to this agreement shall become immediately vested in full.

The “Protection Period” is defined as the period of time that begins on the date that a Change of Control transaction is consummated, and ends on the last day of the twelfth month immediately following the consummation of the Change of Control transaction.

c)	Death and Disability. In the event Participant’s employment is terminated on account of Participant’s death or Disability (defined below), for purposes of determining vesting under this Section 5(c), Participant shall be deemed to continue employment through the date that is the anniversary of the date of grant of the Restricted Stock awarded under this Agreement coincident with or next following the date of such termination and vesting of the shares of Restricted Stock that would have vested on such anniversary shall be accelerated and shall become immediately vested at termination. As used herein, “Disability” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment. The determination of whether an individual has a Disability shall be determined under procedures established by the Plan administrator. The Plan administrator may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any affiliate in which a Participant participates. Upon a termination of employment on account of Participant’s death or Disability, the Participant shall forfeit any or all of the shares of the Restricted Stock which have not vested after taking into account the vesting acceleration described in this paragraph, and the Participant shall have no further rights with respect to the Award.
6)	Delivery of Stock. Promptly following the expiration of the restrictions on the Restricted Stock as contemplated by this Agreement, the Company shall cause to be issued and delivered to Participant a certificate or other evidence of the number of Restricted Stock as to which restrictions have lapsed, free of any restrictive legend relating to the lapsed restrictions, upon receipt by the Company of any tax withholding as may be requested pursuant to this Agreement. The value of such Restricted Stock shall not bear any interest owing to the passage of time.
7)	Tax Elections for Restricted Stock. The Participant understands that under Section 83 of the Code, the difference between the purchase price, if any, paid for the shares of Restricted Stock subject to this Agreement and the fair market value on the date the forfeiture restrictions applicable to such shares lapse will be reportable as ordinary income at that time. The Participant understands that the Participant may elect to be taxed at the time the shares of Restricted Stock are acquired to the extent the fair market value of those shares of Restricted Stock exceeds the purchase price, if any, paid for the shares, rather than when and as such shares of Restricted Stock cease to be subject to forfeiture restrictions, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the date of acquisition of the Restricted Stock. The form for making this election is attached hereto as Exhibit A. Participant understands that failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by the Participant as the forfeiture restrictions lapse.
a)	In the event that the Participant files, under Section 83(b) of the Code, an election to be taxed on his receipt of the Restricted Stock as the receipt of ordinary income at the date of grant of the Restricted Stock, the Participant shall at the time of such filing notify the Company of the making of such election and furnish a copy of the notice to the Company.
b)	THE PARTICIPANT ACKNOWLEDGES THAT IT IS PARTICIPANT’S SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON PARTICIPANT’S BEHALF. PARTICIPANT IS RELYING SOLELY ON PARTICIPANT’S ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE AN 83(b) ELECTION.

Part II: Provisions Applicable to the Award

8)	Restriction on Transfer. Except for the transfer of the shares subject to this Agreement to the Company or its assignees contemplated by this Agreement, no portion of the Award or any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any way until such shares subject to this Agreement vest and are thereby released from all forfeiture provisions in accordance with the provisions of this Agreement.
9)	Tax Withholding. The Company may require the Participant to pay to the Company (or the Company’s subsidiary if the Participant is an employee of a subsidiary of the Company), an amount the Company deems necessary to satisfy its (or its subsidiary’s) current or future obligation to withhold federal, state or local income or other taxes that the Participant incurs as a result of the Award. With respect to any required tax withholding, the Participant may (a) direct the Company to withhold from the shares of Company Stock to be issued to the Participant under this Agreement the number of shares necessary to satisfy the Company’s obligation to withhold taxes; which determination will be based on the shares’ Fair Market Value at the time such determination is made; (b) deliver to the Company shares of Company Stock sufficient to satisfy the Company’s tax withholding obligations, based on the shares’ Fair Market Value at the time such determination is made; or (c) deliver cash to the Company sufficient to satisfy its tax withholding obligations. If the Participant desires to elect to use the stock withholding option described in subparagraph (a), the Participant must make the election at the time and in the manner the Company prescribes. In the event the Company determines that the aggregate Fair Market Value of the shares of Stock withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then the Participant must pay to the Company, in cash, the amount of that deficiency immediately upon the Company’s request.
10)	Investor Representations. Participant represents that he/she is acquiring the Award for his/her own account for investment and has no present intent to resell or distribute all or any portion of the Award. Participant agrees that any Company Stock received pursuant to this Agreement will be sold or otherwise disposed of only in accordance with applicable federal and state statutes, rules and regulations.
11)	Legends. The share certificate evidencing the Company Stock, if any, issued hereunder shall be endorsed with the following legend (in addition to any legend required under applicable state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND FORFEITURE PROVISIONS AS SET FORTH IN THAT CERTAIN RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE COMPANY AND THE PARTICIPANT, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY, AND, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NO SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THESE SHARES SHALL BE VALID OR EFFECTIVE UNLESS MADE IN COMPLIANCE WITH ALL OF THE TERMS AND CONDITIONS OF SUCH AGREEMENT.

12)	Adjustment for Stock Split. All references to the number of shares of the Award in this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend or other change in the shares that may be made by the Company after the date of this Agreement as set forth in Section 17 of the Plan.

13)	Cash in Lieu. At the sole discretion of the Compensation Committee of the Company’s Board of Directors, upon the vesting of any portion of the Restricted Stock, the Compensation Committee of the Company’s Board of Directors may make a cash payment to the Participant in an amount equal to the fair market value of the number of shares that would have otherwise been issued upon such vesting, net of any applicable taxes.
14)	No Guarantee of Employment. Nothing contained in this Agreement shall be deemed to require the Company to maintain the Participant's status as an Employee. Except as may be provided in a written employment contract executed by a duly authorized officer of the Company and approved by the Committee or the Board, the Participant shall at all times be an employee-at-will of the Company and the Company may discharge the Participant at any time for any reason, with or without cause, and with or without severance compensation.
15)	Indemnification. The Participant agrees to hold harmless and indemnify the Company for any and all liabilities resulting to it through violation by the Participant of the warranties and representations made by the Participant in, and other provisions of, this Agreement.
16)	Securities Laws. Participant represents and warrants that Participant understands that Rule 144 promulgated under the Securities Act of 1933 (the “Securities Act”) may indefinitely restrict transfer of an Award so long as Participant remains an “affiliate” of the Company or if “current public information” about the Company (as defined in Rule 144) is not publicly available. Notwithstanding any provision of this Agreement to the contrary, the issuance of Company Stock will be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Stock may then be listed. No Company Stock will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Company Stock may then be listed. In addition, Company Stock will not be issued hereunder unless (a) a registration statement under the Securities Act is, at the time of issuance, in effect with respect to the shares issued or (b) in the opinion of legal counsel to the Company, the shares issued may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Award will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance hereunder, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company. From time to time, the Board of Directors and appropriate officers of the Company are authorized to take the actions necessary and appropriate to file required documents with governmental authorities, stock exchanges, and other appropriate persons to make shares of Company Stock available for issuance. The Participant agrees to take any action the Company reasonably deems necessary in order to comply with federal and state laws, or the rules and regulations of the National Association of Securities Dealers, Inc. (the “NASD”) or any stock exchange or quotation system, or any other obligation of the Company or the Participant relating to the Award or this Agreement.
17)	General Provisions.
a)	This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of Delaware.

b)	If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.
c)	Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the Participant at his address shown on the Company's employment records and to the Company at the address of its principal corporate offices (attention: President) or at such other address as such party may designate by ten (10) days' advance written notice to the other party hereto.
i)	Any notice to the Escrow Agent shall be sent to the Company’s address with a copy to the other party hereto.
d)	The rights of the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of the Participant under this Agreement may not be assigned; however, such rights and obligations shall inure to the benefit of, and be binding upon, the heirs, executors, or administrators of the Participant’s estate.
e)	Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted both parties hereunder are cumulative and shall not constitute a waiver of either party’s right to assert any other legal remedy available to it.
f)	The Participant agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.
g)	The Award has been granted to the Participant under the Plan, a copy of which has been previously provided to the Participant. All of the terms, conditions, and other provisions of the Plan are hereby incorporated by reference into this Agreement. If there is any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern. The Participant hereby acknowledges such prior receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof (as presently in effect or hereafter amended), rules and regulations adopted from time to time thereunder, and by all decisions and determinations of the Board and the Committee made from time to time thereunder.
h)	This Award shall be subject to any clawback or other recovery policy maintained by the Company and its subsidiaries, including, without limitation, any clawback policies required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Sarbanes-Oxley Act of 2002, or any other applicable law. The Company may seek recovery of an Award to the fullest extent required by any such clawback policy.
i)	The amounts payable pursuant to this Award are intended to comply with the short term deferral exception to Section 409A of the Code, set forth in Treasury Regulation § 1.409A-1(b)(4), or are intended to be exempt from Section 409A of the Code, and this Agreement shall be interpreted accordingly. However, to the extent that a Participant is a “specified employee” within the meaning of the Treasury Regulations issued pursuant to Section 409A of the Code as of the Participant’s date of a separation from service (which, for purposes of this Agreement, shall have the meaning given such phrase within Section 409A of the Code) no amount that may constitute a deferral of compensation and is not otherwise exempt from Section 409A of the Code which is payable on account of the Participant’s separation from service shall be paid to the Participant before the date (the “Delayed Payment Date”) which is first day of the seventh month after the Participant’s date of termination or, if earlier, the date of the Participant’s death following such date of termination. All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date. No interest will be paid by the Company with respect to any such delayed payments. For purposes of Section 409A of the Code, each payment or amount due under this Plan shall be considered a separate payment.
j)	Captions in this Agreement are for convenience of reference only and shall not be considered in the construction hereof. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires. Any requirement of time made hereinabove shall be of the essence of this Agreement.
k)	This Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties. This Agreement and the Plan constitute the entire agreement between the parties with respect to the Award, and supersede any prior agreements or documents with respect thereto. No amendment, alteration, suspension, discontinuation, or termination of this Agreement, which may impose any additional obligation upon the Company or materially impair the rights of Employee with respect to the Award, shall be valid unless in each instance such amendment, alteration, suspension, discontinuation, or termination is expressed in a written instrument duly executed in the name and on behalf of the Company and by the Participant.
l)	In the event of any conflict or inconsistency between the terms of this Agreement and the terms of an employment agreement between Participant and the Company, the terms of which have been approved by the Committee or the Board, the terms contained in such employment agreement shall govern and control.

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first written above.

PARTICIPANT
[[FIRSTNAME]] [[LASTNAME]]
[[SIGNATURE]] CONTANGO OIL & GAS COMPANY
By: /s/ E. JOSEPH GRADY Name: E. Joseph Grady Title:Senior Vice President and CFO

EXHIBIT A

FORM OF ELECTION UNDER SECTION 83(B)
OF THE INTERNAL REVENUE TAX CODE

The undersigned hereby elects to include value of restricted property in gross income in the year of transfer pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder, with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.The name, address and taxpayer identification number of the undersigned are:

Name:

Street:

City, State, Zip:

Taxpayer I.D. No.:

2. Description of property with respect to which the election is being made: ________________ shares of common stock of Contango Oil & Gas Company, a Delaware corporation (the “Company”) (EIN ______________) (the “Common Stock”).

3. The date on which property was transferred - __________________.

The taxable year to which this election relates is calendar year ______

4. The nature of the restriction(s) to which the property is subject is: If the taxpayer terminates employment with the Company for certain situations prior to vesting in one or more of the shares of Common Stock, then those unvested shares will be forfeited.  The shares of Common Stock will vest and cease to be subject to forfeiture in a series of three (3) successive equal annual installments upon the taxpayer’s completion of each year of employment with the Company over the three (3)-year period measured from _____________________.

The Common Stock is subject to transfer restrictions in the taxpayer’s hands by virtue of language to that effect stamped on the stock certificate.

5. Fair market value: The fair market value at time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the Common Stock with respect to which this election is being made is $______ per share.

6. Amount paid for property: The taxpayer paid $0 per share of Common Stock.

7. Furnishing statement to employer: A copy of this statement has been furnished to the Company.

Signature: ______________________________Date: __________________

Print Name: _____________________________